                                                                                                                  EXHIBIT 12
                                                                                                                  PAGE 1 OF 2


                                                    THE UNITED ILLUMINATING COMPANY

                                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                              (IN THOUSANDS)
                                                                                                                     TWELVE
                                                                                                                     MONTHS
                                                                                                                      ENDED
                                                                  YEAR ENDED DECEMBER 31,                           JUNE 30,
                                          ---------------------------------------------------------------------
                                              1992           1993          1994          1995           1996           1997
                                              ----           ----          ----          ----           ----           ----
EARNINGS
   Net income                                $56,768        $40,481       $46,795       $50,393        $39,096        $34,744
   Federal income taxes                       19,276         22,342        34,551        41,951         35,252         24,335
   State income taxes                         16,878          4,645         6,216        12,976          8,506          6,056
   Fixed charges                             109,449         97,928        88,093        83,994         80,097         79,931
                                          -----------    -----------   -----------   -----------    -----------   ------------

   Earnings available for fixed charges     $202,371       $165,396      $175,655      $189,314       $162,951       $145,066
                                          ===========    ===========   ===========   ===========    ===========   ============


FIXED CHARGES
   Interest on long-term debt                $88,666        $80,030       $73,772       $63,431        $66,305        $65,760
   Other interest                             12,882         12,260        10,301        16,723          9,534          9,890
   Interest on nuclear fuel burned             2,963            928             -             -              -              -
   One third of rental charges                 4,938          4,710         4,020         3,840          4,258          4,281
                                          -----------    -----------   -----------   -----------    -----------   ------------

                                            $109,449        $97,928       $88,093       $83,994        $80,097        $79,931
                                          ===========    ===========   ===========   ===========    ===========   ============

RATIO OF EARNINGS TO FIXED
 CHARGES                                        1.85           1.69          1.99          2.25           2.03           1.81
                                          ===========    ===========   ===========   ===========    ===========   ============


                                                                                                                   EXHIBIT 12
                                                                                                                   PAGE 2 OF 2

                                         THE UNITED ILLUMINATING COMPANY

                          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                      AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                                (IN THOUSANDS)
                                                                                                                     TWELVE
                                                                                                                     MONTHS
                                                                                                                     ENDED
                                                                    YEAR ENDED DECEMBER 31,                         JUNE 30,
                                             ------------------------------------------------------------------
                                                 1992           1993          1994         1995         1996           1997
                                                 ----           ----          ----         ----         ----           ----
EARNINGS
   Net income                                   $56,768        $40,481       $46,795      $50,393      $39,096        $34,744
   Federal income taxes                          19,276         22,342        34,551       41,951       35,252         24,335
   State income taxes                            16,878          4,645         6,216       12,976        8,506          6,056
   Fixed charges                                109,449         97,928        88,093       83,994       80,097         79,931
                                             -----------    -----------   -----------   ----------   ----------    -----------

  Earnings available for combined fixed
   charges and preferred stock
   dividend requirements                       $202,371       $165,396      $175,655     $189,314     $162,951       $145,066
                                             ===========    ===========   ===========   ==========   ==========    ===========


FIXED CHARGES AND PREFERRED
 STOCK DIVIDEND REQUIREMENTS
   Interest on long-term debt                  $ 88,666       $ 80,030       $73,772      $63,431      $66,305        $65,760
   Other interest                                12,882         12,260        10,301       16,723        9,534          9,890
   Interest on nuclear fuel burned                2,963            928           -            -            -              -
   One third of rental charges                    4,938          4,710         4,020        3,840        4,258          4,281
   Preferred stock dividend requirements (1)      7,100          7,197         6,223        2,778          699            388
                                             -----------    -----------   -----------   ----------   ----------    -----------
                                               $116,549       $105,125       $94,316      $86,772      $80,796        $80,319
                                             ===========    ===========   ===========   ==========   ==========    ===========

RATIO OF EARNINGS TO FIXED
 CHARGES AND PREFERRED
 STOCK DIVIDEND REQUIREMENTS                       1.74           1.57          1.86         2.18         2.02           1.81
                                             ===========    ===========   ===========   ==========   ==========    ===========

(1) Preferred Stock Dividends increased to reflect the pre-tax earnings required to cover such dividend requirements.